UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 7, 2013

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission FileNumber)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma	73107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Sale of Senior Secured Notes due 2019

On August 7, 2013, LSB Industries, Inc. (the “Company”) completed the issuance and sale of $425 million aggregate principal amount of its 7.75% Senior Secured Notes due 2019 (the “Notes”) in a private offering. The Company’s obligations under the Notes are, jointly and severally, fully and unconditionally guaranteed (the “Guarantees”), by each of the Company’s current and future domestic restricted subsidiaries (collectively, the “Guarantors”).

The Notes and the Guarantees, other than the unsecured guarantees issued by Zena Energy, L.L.C. (“Zena”) and El Dorado Nitrogen, L.P. (“EDN”) (the “Unsecured Guarantees”), are secured, subject to certain exceptions and permitted liens, (a) on a first-priority basis by a substantial portion of the Company’s and certain Guarantors’ assets (other than the assets securing the Company’s Working Capital Revolver (defined below), subject to certain exceptions and permitted liens, and (b) on a second-priority basis by certain of the Company’s and certain Guarantors’ assets (other than certain general intangibles) that secure the Company’s senior secured working capital facility (the “Working Capital Revolver”), including accounts receivable, inventories and certain other related asset proceeds thereof.

The net proceeds from the Notes offering were approximately $418.0 million, after deducting certain discounts and the estimated expenses of the Notes offering. The Company (a) used approximately $67.5 million of the net proceeds from the Notes offering to repay the unpaid principal balance plus all accrued and unpaid interest due thereon and the prepayment penalty under its existing term loan facility (b) intends to use the balance of the net proceeds for general corporate purposes, which the Company expects to include, among other things, the construction of an ammonia plant, nitric acid plant and concentrator at its chemical facility located in El Dorado, Arkansas; improvement of reliability, mechanical integrity, and safety at all of its chemical facilities; and development of its acquired natural gas leaseholds during the next three years. Pending application of proceeds in accordance with clause (b), the net proceeds will be invested in investments with highly rated money market funds, U.S. government securities, treasury bills, and/or short-term commercial paper.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the securities referenced herein.

The Company has sold the Notes in accordance with exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act, and Rule 144A and Regulation S under the Securities Act.

Intercreditor Agreement

The Company and the Guarantors acknowledged and agreed to a intercreditor agreement dated August 7, 2013 (the “Intercreditor Agreement”) by and among UMB Bank, n.a. (“UMB”), as collateral agent for the Note holders and Wells Fargo Capital Finance, Inc., as agent for the lenders under the Working Capital Revolver. The Intercreditor Agreement, among other things, provides (a) that the first-priority liens (which are subject to certain exceptions) on the collateral securing the Notes and related obligations will be senior in all respects to the liens on the collateral securing the Working Capital Revolver and related obligations and (b) certain other matters relating to the administration of security interests securing the Notes, Guarantees, and the Working Capital Revolver.

A copy of the Intercreditor Agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Indenture

The Notes were issued pursuant to the Indenture, dated August 7, 2013, among the Company, the Guarantors, and UMB, as trustee. The Notes are senior secured debt obligations of the Company and will mature on August 1, 2019. Interest on the Notes will accrue at the rate of 7.75% per annum and will be payable semiannually in arrears on February 1 and August 1, beginning on February 1, 2014. Each of the Guarantors has guaranteed the obligations of the Company under the Notes. The Notes may be guaranteed by additional subsidiaries in the future under certain circumstances. The guarantees are senior secured obligations of the Guarantors, subject to certain limitations set forth in the Indenture.

The Notes and Guarantees:

The Notes and the Guarantees (other than the Unsecured Guarantees) will be the Company’s and the Guarantors’ senior secured obligations. The indebtedness evidenced by the Notes and the Guarantees (other than the Unsecured Guarantees):

•	ranks equally in right of payment to all of the Company’s and the Guarantors’ existing and future senior obligations, including their obligations under the Working Capital Revolver;

•	ranks senior in right of payment to any of the Company’s and the Guarantors’ future indebtedness that is expressly subordinated in right of payment to the Notes and the Guarantees;

•

is effectively subordinated to (a) the Company’s and the Guarantors’ existing and future indebtedness and obligations that are secured by first-priority liens under our Working Capital Revolver, to the extent of the value of the collateral subject to such liens and (ii) any existing and future indebtedness that is secured by permitted liens on assets that do not constitute collateral securing the Notes, to the extent of the value of such assets;

•

is effectively senior to the Company’s and the guarantors’ existing and future indebtedness and obligations under our Working Capital Revolver to the extent of the value of the collateral that is subject to first-priority liens securing the Notes;

•

is equal in priority as to the collateral with respect to the Company’s and the Guarantors’ obligations under any future pari passu lien obligations incurred in accordance with the terms of the Indenture governing the Notes;

•

is effectively senior to any existing and future unsecured indebtedness of the Company and the Guarantors to the extent of the value of the collateral securing the Notes owned by the Company or such Guarantors (after giving effect to any senior lien on such collateral); and

•

is structurally subordinated to all of the existing and future indebtedness, preferred stock obligations and other liabilities, including trade payables, of our subsidiaries that do not guarantee the Notes in the future.

The Unsecured Guarantees are the senior unsecured obligations of the relevant guarantor ranking equally in right of payment with all other senior obligations of such guarantor.

Redemption

On or after August 1, 2016, the Company may on one or more occasions redeem all or a part of the Notes at the redemption prices set forth below, plus accrued and unpaid interest and special interest, if any, on the Notes redeemed during the twelve-month period beginning on August 1st of the years indicated below:

Year	Percentage
2016	103.875%
2017	101.938%
2018 and thereafter	100.000%

At any time prior to August 1, 2016, the Company may at its option redeem the Notes at a “make-whole” redemption price to be determined as described in the Indenture, together with accrued and unpaid interest, if any, to the date of redemption. Before August 1, 2016, the Company also may, at its option, redeem up to 35% of the aggregate principal amount of the Notes using net proceeds of certain equity offerings, at a price equal to 107.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.

Changes of Control and Asset Sales

If the Company experiences certain specific kinds of changes in control described in the Indenture, the Company must offer to purchase the Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest and special interest, if any.

Under some circumstances as described in the Indenture, if the Company sells certain assets and does not repay certain debt or reinvest the proceeds of such sales within certain time periods, the Company must offer to repurchase the Notes at 100% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase.

Certain Covenants

The Indenture contains certain covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness;

•	declare or pay dividends, redeem stock or make other distributions to stockholders;

•	make other restricted payments, including, without limitation, investments;

•	create dividend and other payment restrictions affecting our subsidiaries;

•	create liens or use assets as security in other transactions;

•	merge or consolidate, or sell, transfer, lease or dispose of substantially all of our assets;

•	engage in certain sale/leaseback transactions; and

•	enter into transactions with affiliates.

As of the date of the Indenture, all of the Company’s subsidiaries will be restricted subsidiaries. The restrictive covenants set forth in the Indenture are subject to important exceptions and qualifications.

Other Provisions

The Indenture provides for customary events of default, including the following (subject to any applicable cure period): nonpayment, breach of covenants in the Indenture, breach of provisions in the security documents, payment defaults under or acceleration of certain other indebtedness, failure to discharge certain judgments, certain events of bankruptcy, insolvency and reorganization and the invalidity or unenforceability of any guarantee of the Notes or any security document. If an event of default occurs or is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of, premium, if any, and accrued and unpaid interest, if any, to be due and payable immediately, except that an event of default by reason of bankruptcy, insolvency or reorganization will accelerate the maturity of the Notes without further action or notice, and cause all indebtedness thereunder to be immediately due and owing.

In connection with granting security interests in favor of the Notes indebtedness, the Company and the Guarantors entered into various agreements and instruments related to such security interests, including a security agreement and the Intercreditor Agreement described above.

A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On August 7, 2013, the Company entered into a Registration Rights Agreement with the Guarantors and Wells Fargo Securities, LLC as representatives of the Initial Purchasers.

Pursuant to the Registration Rights Agreement, the Company will use its commercially reasonable efforts to register the offer and sale of exchange notes having substantially identical terms as the Notes under the Securities Act as part of an offer to exchange freely tradable exchange notes for the Notes. The Company will file a registration statement for the exchange offer with the Securities and Exchange Commission (the “SEC”) and will use its commercially reasonable efforts to cause that registration statement to be declared effective by the SEC not later than 365 days after the issue date of the Notes. In certain instances, the Company may be required to file a shelf registration statement relating to resales of the Notes. The Company will pay liquidated damages in the form of additional interest (or, “special interest”) on the Notes upon the occurrence of any of the following registration defaults: (a) any registration statement required by the Registration Rights Agreement is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”); (b) notwithstanding that the Company has consummated or will consummate an exchange offer, the Company is required to file a shelf registration statement and such shelf registration statement is not declared effective or does not automatically become effective within the time periods specified in the registration rights agreement; (c) the Company and the guarantors fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the exchange offer registration statement; or (d) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable (subject to customary exceptions) during the periods specified in the registration rights agreement.

If a registration default described above occurs, the annual interest rate on the Notes will increase initially by 0.25% for the first 90-day period immediately following the occurrence of such registration default. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90 day period until all registration defaults have been cured, up to a maximum additional interest rate of 1.0% per year. If the Company corrects all registration defaults, the accrual of such additional interest will cease.

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The descriptions and provisions of the Purchase Agreement, the Intercreditor Agreement, the Indenture and the Registration Rights Agreement set forth above are summaries only, are not necessarily complete, and are qualified in their entirety by reference to the full and complete terms thereof contained in the Purchase Agreement, the Intercreditor Agreement, the Indenture and the Registration Rights Agreement.

The Notes have not been registered under the Securities Act, any other federal securities laws or the securities laws of any jurisdiction, and until so registered, the Notes may not be offered or sold in the United States to, or for the account or benefit of, any United States person except pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Section 3 – Securities and Trading Markets

Item 3.03. Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 of this Current Report on Form 8-K.

Section 8 – Other Events

Item 8.01. Other Events.

On August 7, 2013, the Company issued a press release announcing the closing of the sale of the Notes offering disclosed in Item 1.01. A copy of this press release is filed as Exhibit 99.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

The information contained in Item 8.01 and Exhibit 99.2 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated August 7, 2013, among LSB Industries, Inc., the subsidiary guarantors named therein, UMB Bank, n.a., as trustee.

4.2	Registration Rights Agreement, dated August 7, 2013, among LSB Industries, Inc., the subsidiary guarantors named therein and Wells Fargo Securities, LLC, as representative of the initial purchasers named therein.

99.1	Intercreditor Agreement by and among Wells Fargo Capital Finance, Inc., as agent and UMB Bank, n.a., as collateral agent, and acknowledged and agreed to by LSB Industries, Inc. and the other grantors named therein.

99.2	Press Release dated August 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2013

LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Executive Vice President of Finance and Chief Financial Officer